Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 2023, relating to the financial statements of Klaviyo, Inc., appearing in Registration Statement No. 333-274211 on Form S-1 of Klaviyo, Inc.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 19, 2023